Exhibit 5

May 14, 2002

Board of Directors
Clean Systems Technology Group, Ltd.
4 Ashlagan St., P.O. Box 8624
Kiryat Gat, Israel


Dear Sirs,

           We are counsel to Clean Systems Technology Group, Ltd. (the "Company"), a corporation existing under the Business corporation law of the state of New York, and have assisted in the preparation of the Registration Statement of the Company on Form S-8 (the "Registration Statement") with respect to up to 1,790,000 common shares (the "Shares") in the capital of the Company, issued pursuant to the Consulting Agreement: between the Company's wholly owned subsidiary CSTI Hi-Tec, Ltd., an Israel corporation and Mr. David Dahan, dated March 3rd 1998 (the "Consulting Agreement").

           We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein. We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have for the purposes of this opinion assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

           Based upon and subject to the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that the Shares issued by the Company pursuant to the Consulting Agreement were validly issued, fully paid and non-assessable.

           We are qualified to practice law in the state of Israel. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur to be brought to our attention that did not exist on the date hereof and of which we had no knowledge.

            This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission; and we hereby consent to the use of this opinion as an exhibit to the Registration Statement This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

                                                    Yours truly,

                                                   /S/ MENA, SHANI, ELAZAR & CO.
                                                   -----------------------------
                                                   MENA, SHANI, ELAZAR & CO.


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